UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2021

KINGSWAY FINANCIAL SERVICES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15204	85-1792291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Rd., Itasca, IL 60143

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 871-6408

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Paul R. Hogan, the Secretary and General Counsel of Kingsway Financial Services Inc. (the “Company”), resigned.

Under the terms of an Employment Separation Agreement and Release (the “Separation Agreement”), dated March 31, 2021, between Kingsway America, Inc., a subsidiary of the Company, and Mr. Hogan, Mr. Hogan has agreed to help transition his duties and responsibilities for a six-month period ending on September 30, 2021 (the “Transition Period”). During the Transition Period, Mr. Hogan will be entitled to continuation of his base salary (in an aggregate amount of $120,000). The Separation Agreement also provides for a customary release of claims and mutual non-disparagement obligations.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference as though fully set forth herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Separation Agreement and Release, by and between Kingsway America, Inc. and Paul R. Hogan, dated as of March 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

April 2, 2021	By:	/s/ Kent A. Hansen
Kent A. Hansen Chief Financial Officer

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